UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025

21SHARES ETHEREUM ETF

(Exact name of registrant as specified in its charter)

Delaware	001-42151	93-6828290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (646) 370-6016

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units of Beneficial Interest of 21Shares Ethereum ETF	TETH	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Staking Services Agreement

On October 7, 2025, 21Shares Ethereum ETF (the “Trust”) entered into a Master Infrastructure-As-A-Service Agreement (the “Staking Services Agreement”) with Coinbase Crypto Services, LLC, a Delaware limited liability company (“Coinbase Crypto” or the “Staking Services Provider”). Pursuant to the Staking Services Agreement, Coinbase Crypto will provide 21Shares US LLC, the sponsor of the Trust (the “Sponsor”), with certain services, including the following services, on any network protocol and/or blockchain that is supported by Coinbase Custody Trust Company, LLC: (i) staking, validating, generating or approving blocks of transactions to be added to a particular blockchain, helping to secure the network or otherwise engaging with or participating on the supported network; (ii) support for eligible changes, improvements, extensions or other new versions thereof on the network; and (iii) development, upgrades, migration, integration, testing, conversion, monitoring, maintenance, consulting, or other services and deliverables. The Staking Services Agreement with Coinbase Crypto has an initial term of two years, which automatically renews for successive twelve-month periods until terminated in accordance with its terms.

Amendment to the Sponsor Agreement

On October 8, 2025, the Trust entered into an Amendment to the Sponsor Agreement, by and between the Trust and the Sponsor (the “Amendment to the Sponsor Agreement”), to allow for staking of the Trust’s ether. The Amendment to the Sponsor Agreement provides that the portion of the consideration paid to the Sponsor for arranging for the staking of the Trust’s ether (the “Staking Consideration”), will be comprised of an aggregate of 25% of the gross Staking Consideration generated from staking. Of this amount, the Sponsor will pay the Staking Services Provider for their services under the Staking Services Agreement and the Trust’s ether custodians in connection with staking activities. The Trust will receive and retain the remainder of the gross Staking Consideration.

The foregoing descriptions of the Staking Services Agreement and the Amendment to the Sponsor Agreement are summaries, do not purport to be complete descriptions of the Staking Services Agreement or the Amendment to the Sponsor Agreement, and are qualified in their entirety by reference to the full text of the Staking Services Agreement and the Amendment to the Sponsor Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2025, the Sponsor and CSC Delaware Trust Company, the Trustee of the Trust, entered into a Third Amended and Restated Trust Agreement (the “Trust Agreement”) to allow for staking of the Trust’s ether. A copy of the Trust Agreement is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

Sponsor Fee Waiver

On October 8, 2025, the Sponsor agreed to voluntarily waive the fee it receives from the Trust as compensation for the Sponsor’s services rendered to the Trust for a period of one year beginning on October 9, 2025 and ending on October 8, 2026.

Press Release

On October 8, 2025, the Trust issued a press release, attached hereto as Exhibit 99.1, announcing the commencement of staking activities.

Item 9.01 Financial Statements and Exhibits.

3.1	Third Amended and Restated Trust Agreement, dated as of October 8, 2025.
8.1	Legal Opinion of Dechert LLP.
10.1	Master Infrastructure-As-A-Service Agreement, effective as of October 7, 2025, by and between Coinbase Crypto and the Trust.
10.2	Amendment to the Sponsor Agreement, dated as of October 8, 2025.
23.1	Consent of Dechert LLP (included in Exhibit 8.1).
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2025	21SHARES ETHEREUM ETF

21Shares US LLC, as Sponsor of 21Shares Ethereum ETF

	By:	/s/ Duncan Moir
	Name	Duncan Moir
	Title:	President

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